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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     We, the undersigned directors of Questar Pipeline Company, hereby severally constitute D. N. Rose and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2001 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Pipeline Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2001 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

     SIGNATURE                          TITLE                     DATE
     ---------                          -----                     ----
/s/ R. D. Cash                   Chairman of the Board           2-9-02
-------------------------                                        ------
R. D. Cash

/s/ K. O. Rattie                     Vice Chairman               2-9-02
-------------------------                                        ------
K. O. Rattie

/s/ D. N. Rose                   President and Chief             2-9-02
-------------------------         Executive Officer              ------
D. N. Rose                            Director

/s/ U. Edwin Garrison                   Director                 2-9-02
-------------------------                                        ------
U. Edwin Garrison

/s/ Scott S. Parker                     Director                 2-9-02
-------------------------                                        ------
Scott S. Parker